Exhibit 99.1

Tactile Systems Technology, Inc. Reports First Quarter 2026 Financial Results

MINNEAPOLIS, MN, May 4th, 2026 – Tactile Systems Technology, Inc. (“Tactile Medical”; the “Company”) (Nasdaq: TCMD), a medical technology company providing therapies for people with chronic disorders, today reported financial results for the first quarter ended March 31, 2026.

First Quarter 2026 Summary and Recent Business Highlights:

●	Total revenue increased 23% year-over-year to $75.3 million
●	Gross margin of 76.5% versus 74% in Q1 2025
●	Net loss of $1.8 million versus $3.0 million in Q1 2025
●	Adjusted EBITDA of $3.7 million versus an Adjusted EBITDA loss of $0.3 million in Q1 2025
●	Expanded AI-enabled order management platform with the implementation of new operational capabilities to execute the Medicare prior authorization requirement for PCDs
●	Repurchased $1.1 million of stock under the Company’s share repurchase program
●	Received FDA 510(k) clearance for next-generation AffloVest airway clearance device

“We delivered a strong start to 2026, with first quarter revenue growth of 23% year-over-year driven by disciplined execution of our strategic priorities,” said Sheri Dodd, Chief Executive Officer of Tactile Medical. “Performance in the quarter was broad-based and reflected the strength and durability of our go-to-market strategy, including increased productivity from a fully resourced sales organization, growing access to advanced therapy under the NCD, and continued momentum across both lymphedema and airway clearance. Importantly, this top line strength translated into meaningful expansion in gross margin and adjusted EBITDA, underscoring the operating leverage in our model.”

Ms. Dodd continued, "We also advanced our business transformation technology while demonstrating the operational agility required to respond effectively to an evolving regulatory environment. Further, we have expanded our product portfolio and R&D capabilities through our acquisition of LymphaTech, positioning us to support lymphedema patients across the full continuum of care, beginning with accurate, timely, and objective diagnosis. As we move through 2026 and beyond, we remain confident in the trajectory of our business and the multiple catalysts ahead, and we will continue to invest with intent and execute with discipline.”

First Quarter 2026 Financial Results

Total revenue in the first quarter of 2026 increased $14.0 million, or 23%, to $75.3 million, compared to $61.3 million in the first quarter of 2025. The increase in total revenue was attributable to an increase of $11.7 million, or 23%, in sales and rentals of the lymphedema product line and an increase of $2.3 million, or 22%, in sales of the airway clearance product line.

Gross profit in the first quarter of 2026 increased $12.3 million, or 27%, to $57.6 million, compared to $45.3 million in the first quarter of 2025. Gross margin was 76.5% of revenue, compared to 74% of revenue in the first quarter of 2025.

Operating expenses in the first quarter of 2026 increased $9.3 million, or 19%, to $59.1 million, compared to $49.9 million in the first quarter of 2025.

Operating loss was $1.5 million in the first quarter of 2026, compared to $4.5 million in the first quarter of 2025.

Income tax expense was $0.9 million in the first quarter of 2026, compared to an income tax benefit of $1.1 million in the first quarter of 2025.

Net loss in the first quarter of 2026 was $1.8 million, or $0.08 per diluted share, compared to $3.0 million, or $0.13 per diluted share, in the first quarter of 2025.

Weighted average shares used to compute diluted net income per share were 22.6 million and 23.7 million for the first quarters of 2026 and 2025, respectively.

Adjusted EBITDA was $3.7 million in the first quarter of 2026, compared to an Adjusted EBITDA loss of $0.3 million in the first quarter of 2025.

Balance Sheet Summary

As of March 31, 2026, the Company had $75.0 million in cash and no outstanding borrowings under its credit agreement, compared to $83.4 million in cash and no outstanding borrowings under its credit agreement as of December 31, 2025. The Company repurchased $1.1 million of its stock during the first quarter under its repurchase program. As of March 31, 2026, $23.9 million remained available under the Company’s $25.0 million share repurchase program, which expires November 3, 2027.

2026 Financial Outlook

The Company is updating its 2026 financial outlook and now expects full year 2026 total revenue in the range of $360 million to $368 million, representing growth of approximately 9% to 12% year-over-year, compared to total revenue of $329.5 million in 2025. The Company’s prior 2026 guidance expectation was total revenue in the range of $357 million to $365 million, representing growth of approximately 8% to 11% year-over-year.

The Company continues to expect full year 2026 adjusted EBITDA in the range of $49 million to $51 million, compared to adjusted EBITDA of $44.8 million in 2025.

Conference Call

Management will host a conference call with a question-and-answer session at 5:00 p.m. Eastern Time on May 4, 2026, to discuss the results of the quarter. Those who would like to participate may dial 877-407-3088 (201-389-0927 for international callers) and provide access code 13759535. A live webcast of the call will also be provided on the investor relations section of the Company's website at investors.tactilemedical.com.

For those unable to participate, a replay of the call will be available for two weeks at 877-660-6853 (201-612-7415 for international callers); access code 13759535. The webcast will be archived at investors.tactilemedical.com.

About Tactile Systems Technology, Inc. (DBA Tactile Medical)

Tactile Medical is a leader in developing and marketing at-home therapies for people suffering from underserved, chronic conditions including lymphedema, lipedema, chronic venous insufficiency and chronic inflammatory lung disease by helping them live better and care for themselves at home. Tactile Medical collaborates with clinicians to expand clinical evidence, raise awareness, increase access to care, reduce overall healthcare costs and improve the quality of life for tens of thousands of patients each year.

Legal Notice Regarding Forward-Looking Statements

This release contains forward-looking statements, including guidance for the full year 2026. Forward-looking statements are generally identifiable by the use of words like “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “continue,” “confident,” “outlook,” “guidance,” “project,” “goals,” “look forward,” “poised,” “designed,” “plan,” “return,” “focused,” “prospects” or “remain” or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties outside of the Company’s control that can make such statements untrue, including, but not limited to, the Company’s ability to obtain reimbursement from third-party payers for its products; adverse economic conditions, including inflation, rising interest rates or a recession; the adequacy of the Company’s liquidity to pursue its business objectives; price increases for supplies and components; wage and component price inflation; loss of a key supplier or other supply chain disruptions; entry of new competitors and/or competitive products; compliance with and changes in federal, state and local government laws and regulations; technological obsolescence of, or quality issues with, the Company’s products; the Company’s ability to expand its business through strategic acquisitions; the Company’s ability to integrate acquisitions and related businesses; the effects of current and future U.S. and foreign trade policy and tariff actions; or the inability to carry out research, development and commercialization plans. In addition, other factors that could cause actual results to differ materially are discussed in the Company’s filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC’s website at http://www.sec.gov. The Company undertakes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Measures

This press release includes the non-GAAP financial measure of Adjusted EBITDA, which differs from financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). Adjusted EBITDA in this release represents net income (loss), plus interest expense, net, or less interest income, net, less income tax benefit or plus income tax expense, plus depreciation and amortization, plus stock-based compensation expense, plus litigation-related costs, plus executive transition costs, and plus acquisition and integration costs. Reconciliation of this non-GAAP financial measure to its most directly comparable GAAP measure is included in this press release.

This non-GAAP financial measure is presented because the Company believes it is a useful indicator of its operating performance. Management uses this measure principally as a measure of the Company’s operating performance and for planning purposes, including the preparation of the Company’s annual operating plan and financial projections. The Company believes this measure is useful to investors as supplemental information and because it is frequently used by analysts, investors and other interested parties to evaluate companies in its industry. The Company also believes this non-GAAP financial measure is useful to its management and investors as a measure of comparative operating performance from period to period. In addition, Adjusted EBITDA is used as a performance metric in the Company’s compensation program.

The non-GAAP financial measure presented in this release should not be considered as an alternative to, or superior to, its respective GAAP financial measure, as a measure of financial performance or cash flows from operations as a measure of liquidity, or any other performance measure derived in accordance with GAAP, and it should not be construed to imply that the Company’s future results will be unaffected by unusual or non-recurring items. In addition, Adjusted EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not reflect certain cash requirements such as tax payments, debt service requirements, capital expenditures and certain other cash costs that may recur in the future. Adjusted EBITDA contains certain other limitations, including the failure to reflect our cash expenditures, cash requirements for working capital needs and cash costs to replace assets being depreciated and amortized. In evaluating non-GAAP financial measures, you should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments in this presentation. The Company’s presentation of non-GAAP financial measures should not be construed to imply that its future results will be unaffected by any such adjustments. Management compensates for these limitations by primarily relying on the Company’s GAAP results in addition to using non-GAAP financial measures on a supplemental basis. The Company’s definition of these non-GAAP financial measures is not necessarily comparable to other similarly titled captions of other companies due to different methods of calculation.

Investor Inquiries:

Sam Bentzinger

Gilmartin Group

investorrelations@tactilemedical.com

Tactile Systems Technology, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
	March 31,	December 31,
(In thousands, except share and per share data)	2026	2025
Assets
Current assets
Cash	$74,993	$83,446
Accounts receivable, net	38,219	43,876
Net investment in leases	15,198	15,754
Inventories	16,581	14,025
Prepaid expenses and other current assets	7,851	8,066
Total current assets	152,842	165,167
Non-current assets
Property and equipment, net	5,196	5,117
Right of use operating lease assets	13,310	13,798
Intangible assets, net	42,306	39,167
Goodwill	39,554	31,063
Deferred income taxes	8,721	9,783
Other non-current assets	10,187	9,847
Total non-current assets	119,274	108,775
Total assets	$272,116	$273,942
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$7,124	$4,968
Accrued payroll and related taxes	11,041	19,378
Accrued expenses	8,545	8,531
Income taxes payable	2,161	1,428
Operating lease liabilities	3,237	3,195
Other current liabilities	3,904	3,457
Total current liabilities	36,012	40,957
Non-current liabilities
Accrued warranty reserve, non-current	1,068	1,045
Income taxes payable, non-current	370	275
Operating lease liabilities, non-current	11,937	12,763
Other non-current liabilities	4,863	—
Total non-current liabilities	18,238	14,083
Total liabilities	54,250	55,040

Stockholders’ equity:
Preferred stock, $0.001 par value, 50,000,000 shares authorized; none issued and outstanding as of March 31, 2026 and December 31, 2025	—	—
Common stock, $0.001 par value, 300,000,000 shares authorized; 22,710,160 shares issued and outstanding as of March 31, 2026; 22,438,926 shares issued and outstanding as of December 31, 2025	22	22
Additional paid-in capital	164,667	163,940
Retained earnings	53,177	54,940
Total stockholders’ equity	217,866	218,902
Total liabilities and stockholders’ equity	$272,116	$273,942

Tactile Systems Technology, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended
	March 31,
(In thousands, except share and per share data)	2026	2025
Revenue
Sales revenue	$66,966	$52,469
Rental revenue	8,301	8,799
Total revenue	75,267	61,268
Cost of revenue
Cost of sales revenue	15,259	13,891
Cost of rental revenue	2,394	2,031
Total cost of revenue	17,653	15,922
Gross profit
Gross profit - sales revenue	51,707	38,578
Gross profit - rental revenue	5,907	6,768
Gross profit	57,614	45,346
Operating expenses
Sales and marketing	32,732	27,516
Research and development	2,776	1,741
Reimbursement, general and administrative	23,044	19,998
Intangible asset amortization and earn-out	596	633
Total operating expenses	59,148	49,888
Loss from operations	(1,534)	(4,542)
Interest income	666	895
Interest expense	(28)	(424)
Loss before income taxes	(896)	(4,071)
Income tax expense (benefit)	867	(1,097)
Net loss	$(1,763)	$(2,974)
Net loss per common share
Basic	$(0.08)	$(0.13)
Diluted	$(0.08)	$(0.13)
Weighted-average common shares used to compute net loss per common share
Basic	22,561,053	23,710,643
Diluted	22,561,053	23,710,643

Tactile Systems Technology, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended March 31,
(In thousands)	2026	2025
Cash flows from operating activities
Net loss	$(1,763)	$(2,974)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	1,639	1,726
Deferred income taxes	24	252
Stock-based compensation expense	1,780	2,066
Loss on disposal of property and equipment and intangibles	73	5
Changes in assets and liabilities, net of acquisition:
Accounts receivable, net	5,676	9,244
Net investment in leases	556	(310)
Inventories	(2,556)	(201)
Income taxes payable	828	(1,347)
Prepaid expenses and other assets	(125)	(2,452)
Right of use operating lease assets	(296)	(267)
Accounts payable	2,171	1,387
Accrued payroll and related taxes	(8,337)	(6,994)
Accrued expenses and other liabilities	(9)	282
Net cash (used in) provided by operating activities	(339)	417
Cash flows from investing activities
Payments related to acquisition, net of cash acquired	(6,226)	—
Purchases of property and equipment	(821)	(379)
Intangible assets expenditures	(14)	(28)
Net cash used in investing activities	(7,061)	(407)
Cash flows from financing activities
Payments on note payable	—	(750)
Proceeds from exercise of common stock options	20	10
Payments for repurchases of common stock	(1,073)	(10,018)
Net cash used in financing activities	(1,053)	(10,758)
Net decrease in cash	(8,453)	(10,748)
Cash – beginning of period	83,446	94,367
Cash – end of period	$74,993	$83,619

Supplemental cash flow disclosure
Cash paid for interest	$21	$444
Cash paid for taxes	$14	$15
Accrued excise tax on stock repurchases	$—	$50
Capital expenditures incurred but not yet paid	$63	$189

The following table summarizes revenue by product line for the three months ended March 31, 2026 and 2025:

	Three Months Ended
	March 31,
(In thousands)	2026	2025
Revenue
Lymphedema products	$62,221	$50,554
Airway clearance products	13,046	10,714
Total	$75,267	$61,268

Percentage of total revenue
Lymphedema products	83%	83%
Airway clearance products	17%	17%
Total	100%	100%

The following table contains a reconciliation of net loss to Adjusted EBITDA for the three months ended March 31, 2026 and 2025, as well as the dollar and percentage change between the comparable periods:

Tactile Systems Technology, Inc.
Reconciliation of Net Loss to Non-GAAP Adjusted EBITDA
(Unaudited)

	Three Months Ended		Increase
	March 31,		(Decrease)
(Dollars in thousands)	2026	2025	$	%
Net loss	$(1,763)	$(2,974)	$1,211	(41)%
Interest (income) expense, net	(638)	(471)	(167)	35%
Income tax expense (benefit)	867	(1,097)	1,964	N.M. %
Depreciation and amortization	1,639	1,726	(87)	(5)%
Stock-based compensation	1,780	2,066	(286)	(14)%
Acquisition & integration costs	817	—	817	—%
Litigation-related costs	1,000	—	1,000	—%
Executive transition costs	—	491	(491)	(100)%
Adjusted EBITDA	$3,702	$(259)	$3,961	N.M. %

“N.M.” Not Meaningful

The following table contains a reconciliation of net income to Adjusted EBITDA for the year ended December 31, 2025:

Tactile Systems Technology, Inc.
Reconciliation of Net Income to Non-GAAP Adjusted EBITDA
(Unaudited)

Year Ended
(Dollars in thousands)	December 31, 2025
Net income	$19,086
Interest (income) expense, net	(2,059)
Income tax expense	12,253
Depreciation and amortization	6,644
Stock-based compensation	8,357
Executive transition costs	491
Adjusted EBITDA	$44,772

The following table contains a reconciliation of GAAP net income guidance range to the Adjusted EBITDA guidance range for the twelve months ending December 31, 2026:

Tactile Systems Technology, Inc.
Reconciliation of FY 2026 GAAP Net Income to Adjusted EBITDA Guidance
(Unaudited)

	Year Ended
	December 31, 2026
(Dollars in thousands)	Low	High
Net income	$24,697	$26,137
Interest (income) expense, net	(2,984)	(2,984)
Income tax expense	9,604	10,164
Depreciation and amortization	6,803	6,803
Stock-based compensation	8,587	8,587
Acquisition & integration costs	1,293	1,293
Litigation-related costs	1,000	1,000
Adjusted EBITDA	$49,000	$51,000

Investor Inquiries:

Sam Bentzinger

Gilmartin Group

investorrelations@tactilemedical.com